Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of LTC Properties, Inc. (the “Company”) hereby certifies with respect to the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 2026 as filed with the Securities and Exchange Commission (the “Report”) that to my knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 3, 2026	/s/ Clint B. Malin
Clint B. Malin Co-President and Co-Chief Executive Officer

Date: November 3, 2026	/s/ Pamela Shelley-Kessler
Pamela Shelley-Kessler Co-President and Co-Chief Executive Officer

Date: November 3, 2026	/s/ Caroline Chikhale
Caroline Chikhale Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.